Exhibit 99.1

OPHTHALMIC IMAGING SYSTEMS	CONTACTS: Gil Allon, CEO
221 Lathrop Way, Suite I	Ariel Shenhar, CFO
Sacramento, CA 95815	(916) 646-2020
INVESTOR RELATIONS Todd Fromer / Garth Russell KCSA Strategic Communications 212-896-1215 / 212-896-1250
FOR IMMEDIATE RELEASE

OPHTHALMIC IMAGING SYSTEMS TO LAUNCH SEVEN NEW PRODUCTS AT THE AMERICAN ACADEMY OF OPHTHALMOLOGY’S (AAO) 112TH ANNUAL MEETING

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New Proprietary Ophthalmic EMR and PM Software, Web and Digital Imaging applications, all designed to increase efficiencies and reduce administrative costs across the ophthalmology industry

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Product demonstrations available at Booth # 1117

SACRAMENTO, Calif., November 5, 2008 -- Ophthalmic Imaging Systems, a leading digital imaging company (OIS) (OTC BB: OISI), announced today that it will launch seven new software solutions at the American Academy of Ophthalmology’s (AAO) 112th Annual Meeting being held November 8th – 11th, at the Georgia World Congress Center in Atlanta, Georgia.

Gil Allon, CEO of Ophthalmic Imaging Systems, commented: “As the largest gathering of key healthcare decision-makers in the world, the AAO meeting provides an ideal opportunity to showcase our new and innovative products to customers. With the introduction of these seven new product offerings, we continue to raise the bar for digital imaging and informatics solutions in ophthalmology. We believe that these solutions will serve as a key component of our strategy to gain market share and return OIS to achieving consistent sales growth.”

The seven new products to be introduced will include OIS EMR TM, OIS PM TM, Symphony Web TM, Symphony Draw TM, Symphony Link TM, PerfectView TM and FAF Super-Resolution TM.

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OIS EMR (Electronic Medical Records) combines innovative features with a technologically advanced system architecture and unsurpassed integration with OIS Symphony Image Management. OIS’ EMR is powered by OIS’ subsidiary, Abraxas Medical Solutions;

•	OIS PM (Practice Management) allows medical professionals to efficiently and accurately manage every aspect of a patient visit - from the scheduling of the appointment to the final payment. Integrated with OIS EMR, the program dramatically improves the efficiency and quality of care provided by ophthalmic practices. OIS EMR is powered by OIS’ subsidiary, Abraxas Medical Solutions;

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Symphony Web delivers best in class image and diagnostic review features to any Internet connection via Internet Explorer; the program seamlessly integrates with existing installations, allowing users access to images and reports from their database;

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Symphony Draw allows users to make drawings using freehand techniques or pre-made stamps to document findings. Through integration with existing platforms, Symphony Draw is launched from either the patient’s medical record, or as the diagnostic images are reviewed, eliminating the need to re-enter patient information;

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Symphony Link is a vendor-independent back-end application that links the OIS Symphony Review applications with the other diagnostic devices within the clinic. With a single click users can navigate directly from a patient’s record within OIS Symphony to the same record in the native viewing software of many popular diagnostic devices. This new level of flexibility and efficiency will enable physicians to move through exams more quickly and accurately;

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PerfectView allows users to compare multiple images from multiple dates, using a user-definable and controllable spot to compare changes. Glaucoma Specialists can track changes to the optic nerve head by layering images from different dates in order to view disease progression;

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FAF Super-Resolution combines multiple Fundus Autofluorescence (FAF) images together, to produce a single image with detail and clarity. The new tool preserves and enhances the information needed to make an accurate and efficient diagnosis.

The Company will be hosting an exhibit at the AAO 112th Annual Meeting at booth # 1117 and exhibiting at Retina Subspecialty Day in booth #43&44.

About Ophthalmic Imaging Systems

Ophthalmic Imaging Systems (www.oisi.com), a majority-owned subsidiary of MediVision, is the leading provider of ophthalmic digital imaging systems. The Company designs, develops, manufactures and markets digital imaging systems and informatics solutions for the eye care market. With over twenty years in the ophthalmic imaging business, the Company has consistently introduced new, innovative technology. Through OIS’ wholly-owned subsidiary; Abraxas Medical Solutions the company provides Electronic Medical Records and Practice Management software to Ophthalmology as well as OBG/YN, Orthopedic and Primary care. The Company, together with MediVision, co-markets and supports their products through an extensive network of dealers, distributors, and direct representatives.

OIS is a registered member Company listed on www.OTCVillage.com.

Statements in this press release which are not historical data are forward-looking statements which involve known and unknown risks, uncertainties, or other factors not under the Company’s control, which may cause actual results, performance, or achievements of the Company to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the Company’s periodic filings with the Securities and Exchange Commission.

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